Semiannual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
EQUITY VALUE FUND

SEMIANNUAL REPORT FOR
THE PERIOD ENDED
SEPTEMBER 30, 2008


RIVERSOURCE EQUITY VALUE FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH GROWTH OF CAPITAL AND INCOME.


                                                 (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholder,

The turmoil in the financial markets has dominated the year's headlines and has many investors rightfully worried. These are unprecedented times for the financial industry. The third quarter of the year alone saw mortgage lenders Fannie Mae and Freddie Mac nationalized, investment bank Lehman Brothers file for bankruptcy, American International Group (AIG) bailed out by the federal government, Washington Mutual collapse, Merrill Lynch saved by Bank of America, and Wachovia sold to Wells Fargo. In addition, just days after the end of the third quarter, the much debated $700 billion Emergency Economic Stabilization Act was passed by Congress. The financial services landscape has been permanently altered.

Policymakers have been working to return the credit markets to some sense of normalcy, and yet there has been little news to reassure investors as they watched their portfolios continue to decline. Although history demonstrates that we experience a financial crisis about once a decade and it is widely accepted that the market is resilient and eventually will correct, no one can know when it will correct. In fact, the market may get worse before it improves. We understand how unnerving this can be for individual investors.

OUR COMMITMENT
The confidence in the credit markets may take longer to restore than most investors would like, and the real economy will experience a downturn as well. In the meantime, RiverSource Investments is dedicated to keeping shareholders in our Funds informed. To begin, we've asked portfolio managers to address the market volatility in the manager commentary on the following pages. In addition, you can find weekly market updates from our Chief Investment Officer and Chief Market Strategist on riversource.com.


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THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

--------------------------------------------------------------------------------


Our team-based investment process allows us to work to protect your assets as best we can in the current environment. With your interest in mind, our investment managers continue to take a long-term view when selecting portfolio holdings, seeking investments that they believe will do well over time.

At RiverSource, we will remain focused on continuing to do all we can to serve you and help you manage through these troubling times. Below are some suggestions you can take to help you through the current volatility.

STAY FOCUSED ON YOUR LONG-TERM GOALS AND OBJECTIVES

REVIEW YOUR INVESTMENT PLAN
Now is the time to make sure that your investment plan addresses the current volatility as well as your long-term goals, and to make adjustments if necessary.

DON'T LET EMOTIONS AFFECT YOUR FINANCIAL FUTURE
Market ups and downs will always occur and the turbulent markets we have seen are likely to continue in the near term. Keep your long-term focus in mind and don't let emotions drive your decisions.

DIVERSIFY, DIVERSIFY, DIVERSIFY
Proper diversification and asset allocation is more important than ever during times like these. When specific asset categories are rising, diversification can seem like a drag on portfolio performance; however, the wisdom of spreading risk only comes into focus in times of stress. Don't forget the importance of product diversification along with asset class diversification.



  For more information
  about any of our
  RiverSource Funds, go
  online to RiverSource.com
  or call (888) 791-3380.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 8 a.m. to
  5 p.m. Central time.






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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------


BE DISCIPLINED
Over time, disciplined investment strategies like dollar cost averaging can help smooth out market fluctuations and help you weather these volatile markets.

AVOID TRYING TO "TIME" THE MARKET
Being out of the market for even a short time can cost you significantly. Trying to predict the exact times the markets will rise and fall is almost impossible and creates undue risk. By staying the course, and keeping a focus on your long-term investment objectives, you can survive the current environment and participate in the expected eventual recovery.

These are difficult times, and people at or close to retirement may feel the steep slide in the marketplace more deeply than most. We encourage you to talk to your financial professional today about what strategies make the most sense for your individual goals and needs. In that discussion, be sure to use product diversification as a way to manage the risk in your portfolio.

Thank you for your confidence in us as we weather these difficult markets together.


/s/ STEPHEN R. LEWIS, JR.           /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.               Patrick T. Bannigan
Chairman of the Boards              President, RiverSource Funds




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THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

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 The chart below shows how difficult and costly it can be to try to time the markets. The chart uses returns based on the S&P 500 Index over the last 20 years. For the entire 20-year period, an investor's buy-and-hold total return for the S&P 500 Index is 9.86%. If an investor missed the 10 best days of the market, the return is 7.21%; however, missing the best 50 days would leave a return of only 0.19%.

 (GRAPHIC - MARKET TIMING)

     MARKET TIMING CAN BE COSTLY

     NUMBER OF
BEST DAYS EXCLUDED    RATE OF RETURN
         0                 9.86%
        10                 7.21%
        20                 5.13%
        30                 3.28%
        40                 1.64%
        50                 0.19%



 Source:  Ned Davis Research 9/30/1988 - 9/30/2008.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL (888) 791-3380. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

Asset allocation, diversification, and dollar cost averaging do not assure a profit or protect against loss.


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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    3

Manager Commentary.................    6

Fund Expenses Example..............   11

Portfolio of Investments...........   14

Statement of Assets and
  Liabilities......................   19

Statement of Operations............   20

Statements of Changes in Net
  Assets...........................   22

Financial Highlights...............   24

Notes to Financial Statements......   33

Approval of Investment Management
  Services Agreement...............   46

Proxy Voting.......................   48



                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


--------------------------------------------------------------------------------
2  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

YOUR FUND AT A GLANCE ----------------------------------------------------------
(UNAUDITED)

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Equity Value Fund (the Fund) Class A shares declined 11.53%
  (excluding sales charge) for the six months ended Sept. 30, 2008.

> The Fund underperformed the 11.10% decrease of its benchmark, the Russell
  1000(R) Value Index.

> The Fund outperformed the 11.75% decline of the Lipper Large-Cap Value Funds
  Index, representing the Fund's peer group.

ANNUALIZED TOTAL RETURNS (for period ended Sept. 30, 2008)
--------------------------------------------------------------------------------


                              6 months*   1 year  3 years  5 years  10 years
----------------------------------------------------------------------------
RiverSource Equity Value
  Fund Class A (excluding
  sales charge)                -11.53%   -23.34%   +1.89%   +8.60%   +4.71%
----------------------------------------------------------------------------
Russell 1000(R) Value
  Index(1) (unmanaged)         -11.10%   -23.56%   +0.09%   +7.12%   +5.55%
----------------------------------------------------------------------------
Lipper Large-Cap Value Funds
  Index(2)                     -11.75%   -23.89%   -0.48%   +5.47%   +3.72%
----------------------------------------------------------------------------


*   Not annualized.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

(1) The Russell 1000 Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Large-Cap Value Funds Index includes the 30 largest large-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


--------------------------------------------------------------------------------
                      RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
   X                      LARGE
                          MEDIUM   SIZE
                          SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                   Total  Net Expenses
--------------------------------------
Class A            1.06%      1.06%
--------------------------------------
Class B            1.82%      1.82%
--------------------------------------
Class C            1.82%      1.82%
--------------------------------------
Class I            0.65%      0.65%
--------------------------------------
Class R2           1.46%      1.46%
--------------------------------------
Class R3           1.37%      1.37%
--------------------------------------
Class R4           0.97%      0.93%(a)
--------------------------------------
Class R5           0.71%      0.71%
--------------------------------------
Class W            1.12%      1.12%
--------------------------------------


(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until March 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that increased the management fee by 0.05%), will not exceed 0.88% for Class R4.



--------------------------------------------------------------------------------
4  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT SEPT. 30, 2008
                                                                             SINCE
Without sales charge      6 MONTHS*   1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION**
Class A (inception
  3/20/95)                 -11.53%   -23.34%   +1.89%   +8.60%   +4.71%        N/A
-------------------------------------------------------------------------------------
Class B (inception
  5/14/84)                 -11.86%   -23.91%   +1.12%   +7.79%   +3.92%        N/A
-------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                 -11.86%   -23.89%   +1.12%   +7.78%     N/A       +2.49%
-------------------------------------------------------------------------------------
Class I (inception
  3/4/04)                  -11.40%   -23.05%   +2.31%     N/A      N/A       +5.46%
-------------------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                -11.64%   -23.38%     N/A      N/A      N/A       -8.44%
-------------------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                -11.57%   -23.22%     N/A      N/A      N/A       -8.24%
-------------------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                 -11.44%   -23.19%   +2.05%   +8.78%   +4.87%        N/A
-------------------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                -11.44%   -23.11%     N/A      N/A      N/A       -7.97%
-------------------------------------------------------------------------------------
Class W (inception
  12/1/06)                 -11.62%   -23.42%     N/A      N/A      N/A       -7.49%
-------------------------------------------------------------------------------------

With sales charge
Class A (inception
  3/20/95)                 -16.62%   -27.75%   -0.12%   +7.32%   +4.18%        N/A
-------------------------------------------------------------------------------------
Class B (inception
  5/14/84)                 -16.26%   -27.49%   -0.15%   +7.49%   +3.92%        N/A
-------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                 -12.74%   -24.61%   +1.12%   +7.78%     N/A       +2.49%
-------------------------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

 *Not annualized.
**For classes with less than 10 years performance.


--------------------------------------------------------------------------------
                      RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  5

MANAGER COMMENTARY -------------------------------------------------------------
(UNAUDITED)

Dear Shareholders,

RiverSource Equity Value Fund (the Fund) Class A shares declined 11.53% (excluding sales charge) for the six months ended Sept. 30, 2008. The Fund underperformed the 11.10% decrease of its benchmark, the Russell 1000(R) Value Index (Russell Index), but outperformed the 11.75% decline of the Lipper Large-Cap Value Funds Index, representing the Fund's peer group.

SIGNIFICANT PERFORMANCE FACTORS
The six months ended Sept. 30, 2008 was actually a tale of two quarters. The first three months of the semiannual period saw generally weak but still mixed performance by the major equity market indexes, as economic numbers had not yet begun to slide dramatically. It was really during the second three months when economic data softened significantly and the financial landscape nearly collapsed. Indeed, during these months when the problems of Wall Street spilled over onto Main Street, the stock market experienced one of the most volatile periods in its history, and

SECTOR DIVERSIFICATION(1) (at Sept. 30, 2008; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                      6.3%
------------------------------------------------
Consumer Staples                            7.9%
------------------------------------------------
Energy                                     19.9%
------------------------------------------------
Financials                                 15.5%
------------------------------------------------
Health Care                                 6.2%
------------------------------------------------
Industrials                                14.7%
------------------------------------------------
Information Technology                     13.5%
------------------------------------------------
Materials                                   9.7%
------------------------------------------------
Telecommunication                           0.4%
------------------------------------------------
Telecommunication Services                  3.0%
------------------------------------------------
Other(2)                                    2.9%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
6  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

most segments of the equity market indexes declined. Several of the country's largest financial institutions failed, a few merged, and others were acquired by the government. Compounding the volatility were varying expectations and debate around government support. Indeed, as the quarter ended, U.S. authorities were attempting to assemble more comprehensive and lasting bailout packages for the financial industry.

For the Fund, stock selection within information technology boosted its returns most, including CISCO SYSTEMS, IBM, ORACLE, HEWLETT-PACKARD and TAIWAN SEMICONDUCTOR MFG. Having only a modest allocation to financials further contributed to the Fund's results. Within the sector, stock selection also helped. The Fund had modest positions in WACHOVIA and regional banks overall, which lagged during the period. The Fund did not have large exposure to banking institutions, such as WELLS FARGO & CO., JPMORGAN CHASE & CO., BANK OF AMERICA and CITIGROUP, which performed well during the period.

Stock selection within the consumer discretionary sector helped the Fund's results, with discount retailers KOHL'S and WAL-MART STORES especially strong performers during the period. Elsewhere, having only modest positions in industrial conglomerate GENERAL ELECTRIC and in

TOP TEN HOLDINGS (at Sept. 30, 2008; % of portfolio assets)
---------------------------------------------------------------------

Caterpillar                                 3.5%
------------------------------------------------
Chevron                                     3.4%
------------------------------------------------
Lorillard                                   3.3%
------------------------------------------------
Intel                                       3.3%
------------------------------------------------
Wal-Mart Stores                             3.2%
------------------------------------------------
ConocoPhillips                              2.9%
------------------------------------------------
Transocean                                  2.9%
------------------------------------------------
Hewlett-Packard                             2.1%
------------------------------------------------
El du Pont de Nemours & Co                  2.1%
------------------------------------------------
Everest Re Group                            2.0%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
                      RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


telecommunications giant AT&T helped the Fund's performance, as both of these stocks lagged the Russell Index for the period.
Maintaining a sizable allocation to producer durables detracted most from the Fund's results, as this sector underperformed the Russell Index for the semiannual period. Positions in CATERPILLAR and EATON particularly disappointed. Further hurting the Fund's results was positioning within the energy sector. The Fund had a smaller exposure to the integrated oils companies than the Russell Index, which detracted as this industry outpaced the Russell Index. Also, within integrated oils, having sizable positions in PETROBRAS and BP and only a modest holding in the stronger CONOCOPHILLIPS hurt. At the same time, an emphasis on oil services companies, such as WEATHERFORD INTL, and drilling companies, such as TRANSOCEAN, detracted, as these segments of the energy sector lagged.

CHANGES TO THE FUND'S PORTFOLIO
We significantly reduced the Fund's position in financials, particularly banks, as we believe the problems this sector faces will last for some time yet. We also decreased the Fund's allocation to producer durables, primarily by dramatically reducing the Fund's position in General Electric. We redeployed the proceeds from these sectors into the consumer staples sector, mostly tobacco companies, and into the basic materials sector, primarily paper and chemical companies, such as WEYERHAEUSER, INTL PAPER and DOW CHEMICAL.

OUR FUTURE STRATEGY
At the end of the annual period, we believed that those equity market sectors considered economically-sensitive were better priced compared to the alternatives. Thus, we began to increase the Fund's exposure to these areas despite the recent economic slowdown and our view that the economy may slow even further in the months ahead. More specifically, we tend to favor industrial-related sectors, including energy, rather than consumer-oriented segments of the market for the near term. While industrial-related sectors are not immune to the turmoil in the financial system and the economy as a whole, we believe they are less directly impacted than the consumer, who remains under pressure from declining

--------------------------------------------------------------------------------
8  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


housing values, high food prices, still-high fuel prices, rising unemployment and more. We also like the industrial-related sectors because there has been some discussion at high levels of government and other influential policy groups to attempt to spur growth in infrastructure. If implemented, such infrastructure projects would likely materially benefit the industrial areas of the market.

All that said, as a great deal of uncertainty remains in the global macroeconomic environment, we maintain our emphasis on individual stock selection across the sectors in which the Fund invests. As always, we take larger positions in sectors, industries or individual stocks when we believe we have identified factors that other investors have either missed or ignored or strongly disagree with, and that have the potential to move the share values higher. We will continue to emphasize stocks that we believe have attractive valuations, and we intend to continue managing the Fund through a diversified mix of stocks, with a focus on large-cap value-oriented companies.




  We tend to favor industrial-related sectors, including energy, rather than consumer-oriented segments of the market for the near term.






--------------------------------------------------------------------------------
                      RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------


(PHOTO - WARREN SPITZ)                                                (PHOTO - LATON SPAHR)
Warren Spitz                                                          Laton Spahr, CFA(R)
Senior Portfolio Manager                                              Portfolio Manager

(PHOTO - STEVE SCHROLL)                                               (PHOTO - PAUL STOCKING)
Steve Schroll                                                         Paul Stocking
Portfolio Manager                                                     Portfolio Manager



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
10  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Sept. 30, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  11

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------


                                  BEGINNING        ENDING         EXPENSES
                                ACCOUNT VALUE   ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                APRIL 1, 2008  SEPT. 30, 2008  THE PERIOD(A)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  884.70        $5.34          1.13%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,019.40        $5.72          1.13%
-------------------------------------------------------------------------------------------

Class B
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  881.40        $8.91          1.89%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,015.59        $9.55          1.89%
-------------------------------------------------------------------------------------------

Class C
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  881.40        $8.87          1.88%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,015.64        $9.50          1.88%
-------------------------------------------------------------------------------------------

Class I
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  886.00        $3.40           .72%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,021.46        $3.65           .72%
-------------------------------------------------------------------------------------------

Class R2
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  883.60        $7.37          1.56%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,017.25        $7.89          1.56%
-------------------------------------------------------------------------------------------

Class R3
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  884.30        $5.95          1.26%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,018.75        $6.38          1.26%
-------------------------------------------------------------------------------------------

Class R4
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  885.60        $4.63           .98%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,020.16        $4.96           .98%
-------------------------------------------------------------------------------------------

Class R5
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  885.60        $3.83           .81%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,021.01        $4.10           .81%

-------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
12  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


                                  BEGINNING        ENDING         EXPENSES
                                ACCOUNT VALUE   ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                APRIL 1, 2008  SEPT. 30, 2008  THE PERIOD(A)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class W
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  883.80        $5.62          1.19%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,019.10        $6.02          1.19%
-------------------------------------------------------------------------------------------


(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Sept. 30, 2008: -11.53% for Class A, -11.86% for Class B, -11.86% for Class C, -11.40% for Class I, -11.64% for Class R2, -11.57% for Class R3, -11.44% for Class R4, -11.44%
    for Class R5 and -11.62% for Class W.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  13

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

SEPT. 30, 2008 (Unaudited)
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES



COMMON STOCKS (96.7%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (3.2%)
Boeing                                                 101,183             $5,802,845
Honeywell Intl                                         200,994              8,351,301
United Technologies                                    205,946             12,369,117
                                                                      ---------------
Total                                                                      26,523,263
-------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (1.2%)
United Parcel Service Cl B                             161,560             10,160,508
-------------------------------------------------------------------------------------

AIRLINES (0.7%)
AMR                                                    125,792(b)           1,235,277
Continental Airlines Cl B                               70,685(b)           1,179,026
Delta Air Lines                                         57,079(b)             425,239
Northwest Airlines                                     157,114(b)           1,418,740
UAL                                                      8,898                 78,213
US Airways Group                                       178,009(b)           1,073,394
                                                                      ---------------
Total                                                                       5,409,889
-------------------------------------------------------------------------------------

AUTOMOBILES (1.3%)
Ford Motor                                           1,619,066(b)           8,419,144
General Motors                                         237,832              2,247,512
                                                                      ---------------
Total                                                                      10,666,656
-------------------------------------------------------------------------------------

BIOTECHNOLOGY (0.3%)
Amgen                                                   47,693(b)           2,826,764
-------------------------------------------------------------------------------------

CAPITAL MARKETS (0.5%)
Bank of New York Mellon                                133,044              4,334,574
-------------------------------------------------------------------------------------

CHEMICALS (5.4%)
Air Products & Chemicals                               140,833              9,645,652
Dow Chemical                                           457,120             14,527,274
EI du Pont de Nemours & Co                             439,119             17,696,495
Praxair                                                 41,212              2,956,549
                                                                      ---------------
Total                                                                      44,825,970
-------------------------------------------------------------------------------------

COMMERCIAL BANKS (0.4%)
US Bancorp                                              93,316              3,361,242
-------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (0.6%)
Waste Management                                       170,530              5,369,990
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (1.5%)
Cisco Systems                                          506,951(b)          11,436,814
Nokia ADR                                               72,724(c)           1,356,303
                                                                      ---------------
Total                                                                      12,793,117
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (3.6%)
Hewlett-Packard                                        385,073             17,805,776
IBM                                                    106,275             12,429,924
                                                                      ---------------
Total                                                                      30,235,700
-------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.1%)
Insituform Technologies Cl A                            58,799(b)             879,633
-------------------------------------------------------------------------------------

CONSUMER FINANCE (0.1%)
Discover Financial Services                             32,830                453,711
-------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (2.7%)
Apollo Mgmt LP                                         131,000(d,e)         1,703,000
Bank of America                                        241,871              8,465,484
Citigroup                                              235,760              4,835,438
JPMorgan Chase & Co                                    155,948              7,282,772
                                                                      ---------------
Total                                                                      22,286,694
-------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (3.0%)
AT&T                                                   377,893             10,550,772
Deutsche Telekom ADR                                   382,966(c)           5,832,572
FairPoint Communications                                 5,134                 44,512
Verizon Communications                                 270,674              8,685,929
                                                                      ---------------
Total                                                                      25,113,785
-------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.5%)
ABB ADR                                                202,620(c)           3,930,828
-------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (0.3%)
Tyco Electronics                                        75,813(c)           2,096,988
-------------------------------------------------------------------------------------


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
14  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

ENERGY EQUIPMENT & SERVICES (7.6%)
Baker Hughes                                           139,226             $8,428,742
Halliburton                                            324,590             10,513,470
Schlumberger                                           120,141              9,381,811
Transocean                                             221,336(b)          24,311,546
Weatherford Intl                                       391,833(b)           9,850,682
                                                                      ---------------
Total                                                                      62,486,251
-------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (3.7%)
CVS Caremark                                           122,609              4,127,019
Wal-Mart Stores                                        438,813             26,280,511
                                                                      ---------------
Total                                                                      30,407,530
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (0.4%)
Covidien                                                66,371              3,568,105
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (0.3%)
Cardinal Health                                         54,346              2,678,171
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.6%)
Carnival Unit                                          380,980             13,467,643
-------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.7%)
Centex                                                  25,979                420,860
DR Horton                                               44,195                575,419
KB Home                                                 29,294                576,506
Pulte Homes                                             53,843                752,187
Whirlpool                                               47,499              3,766,195
                                                                      ---------------
Total                                                                       6,091,167
-------------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.7%)
Tyco Intl                                              164,941(c)           5,776,234
-------------------------------------------------------------------------------------

INSURANCE (11.6%)
ACE                                                    280,460(c)          15,181,300
Allstate                                               115,037              5,305,506
Chubb                                                  141,535              7,770,272
Everest Re Group                                       189,321(c)          16,381,945
Lincoln Natl                                            50,881              2,178,216
Loews                                                  297,174             11,735,401
Marsh & McLennan Companies                             390,281             12,395,325
RenaissanceRe Holdings                                  35,019(c)           1,820,988
Travelers Companies                                    264,495             11,955,174
XL Capital Cl A                                        612,483(c)          10,987,945
                                                                      ---------------
Total                                                                      95,712,072
-------------------------------------------------------------------------------------

MACHINERY (7.5%)
Caterpillar                                            491,184             29,274,567
Deere & Co                                              61,994              3,068,703
Eaton                                                  145,145              8,154,246
Illinois Tool Works                                    296,234             13,167,601
Ingersoll-Rand Cl A                                    131,799(c)           4,108,175
Parker Hannifin                                         77,860              4,126,580
                                                                      ---------------
Total                                                                      61,899,872
-------------------------------------------------------------------------------------

MEDIA (0.9%)
CBS Cl B                                               408,342              5,953,626
News Corp Cl A                                         109,202              1,309,332
                                                                      ---------------
Total                                                                       7,262,958
-------------------------------------------------------------------------------------

METALS & MINING (0.9%)
Alcoa                                                  256,461              5,790,889
Nucor                                                   48,734              1,924,993
                                                                      ---------------
Total                                                                       7,715,882
-------------------------------------------------------------------------------------

MULTILINE RETAIL (0.8%)
Kohl's                                                  95,566(b)           4,403,682
Macy's                                                 146,685              2,637,396
                                                                      ---------------
Total                                                                       7,041,078
-------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (12.5%)
Anadarko Petroleum                                     133,997              6,500,194
Apache                                                  66,121              6,895,098
BP ADR                                                 281,097(c)          14,102,636
Chevron                                                338,259             27,899,603
ConocoPhillips                                         332,468             24,353,281
Devon Energy                                            48,510              4,424,112
EnCana                                                  51,413(c)           3,379,376
Petroleo Brasileiro ADR                                234,592(c)          10,310,318
Spectra Energy                                          66,093              1,573,013
Suncor Energy                                           46,169(c)           1,945,562
Valero Energy                                           46,957              1,422,797
                                                                      ---------------
Total                                                                     102,805,990
-------------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (3.4%)
Intl Paper                                             484,248             12,677,613
Weyerhaeuser                                           250,318             15,164,264
                                                                      ---------------
Total                                                                      27,841,877
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  15

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

PHARMACEUTICALS (5.1%)
Abbott Laboratories                                    237,741            $13,689,127
Eli Lilly & Co                                          97,629              4,298,605
Johnson & Johnson                                      133,182              9,226,849
Merck & Co                                             222,833              7,032,609
Pfizer                                                 329,113              6,068,844
Wyeth                                                   60,848              2,247,725
                                                                      ---------------
Total                                                                      42,563,759
-------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.3%)
Simon Property Group                                    28,179              2,733,363
-------------------------------------------------------------------------------------

ROAD & RAIL (0.3%)
CSX                                                     39,662              2,164,355
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (4.7%)
Intel                                                1,444,572             27,056,834
STMicroelectronics                                     430,274(c)           4,380,189
Taiwan Semiconductor Mfg ADR                           828,159(c)           7,759,850
                                                                      ---------------
Total                                                                      39,196,873
-------------------------------------------------------------------------------------

SOFTWARE (3.3%)
Microsoft                                              406,544             10,850,660
Oracle                                                 432,772(b)           8,789,599
Symantec                                               386,104(b)           7,559,916
                                                                      ---------------
Total                                                                      27,200,175
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (0.9%)
Best Buy                                                98,203              3,682,613
Home Depot                                             151,351              3,918,477
                                                                      ---------------
Total                                                                       7,601,090
-------------------------------------------------------------------------------------

TOBACCO (4.2%)
Altria Group                                           131,645              2,611,837
Lorillard                                              381,021             27,109,644
Philip Morris Intl                                     114,902              5,526,786
                                                                      ---------------
Total                                                                      35,248,267
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $788,174,660)                                                     $802,732,024
-------------------------------------------------------------------------------------






BONDS (0.4%)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)

WIRELINES
Qwest Communications Intl Cv Sr Unsecured
 11-15-25                            3.50%           $4,037,000            $3,502,816
-------------------------------------------------------------------------------------
TOTAL BONDS
(Cost: $4,037,000)                                                         $3,502,816
=====================================================================================






MONEY MARKET FUND (2.9%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 2.31%              24,456,362(f)        $24,456,362
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $24,456,362)                                                       $24,456,362
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $816,668,022)(g)                                                  $830,691,202
=====================================================================================



NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Sept. 30, 2008, the value of foreign securities represented 13.2% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Sept. 30, 2008, the value of these securities amounted to $1,703,000 or 0.2% of net assets.


--------------------------------------------------------------------------------
16  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

(e)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to procedures approved, in good faith, by the Fund's Board of Directors. Information concerning such security holdings at Sept. 30, 2008, is as follows:

                                      ACQUISITION
SECURITY                                 DATES            COST
-----------------------------------------------------------------
Apollo Mgmt LP*                         08-02-07       $3,070,640


     * Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended.

(f) Affiliated Money Market Fund -- See Note 5 to the financial statements. The rate shown is the seven-day current annualized yield at Sept. 30, 2008.

(g) At Sept. 30, 2008, the cost of securities for federal income tax purposes was approximately $816,668,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                         $129,618,000
     Unrealized depreciation                         (115,595,000)
     ------------------------------------------------------------
     Net unrealized appreciation                      $14,023,000
     ------------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


FAIR VALUE MEASUREMENTS


Statement of Financial Accounting Standards No. 157 (SFAS 157) seeks to implement more uniform reporting relating to the fair valuation of securities for financial statement purposes. Mutual funds are required to implement the requirements of this standard for fiscal years beginning after Nov. 15, 2007. While uniformity of presentation is the objective of this standard, industry implementation has just begun and it is likely that there will be a range of practices utilized and it will be some period of time before industry practices become more uniform. For this reason care should be exercised in interpreting this information and/or using it for comparison with other mutual funds.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below:

     - Level 1 - quoted prices in active markets for identical securities

     - Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.)

     - Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

Note: The level assigned to a particular security and the inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The following table is a summary of the inputs used to value the Fund's investments as of Sept. 30, 2008:

                                       FAIR VALUE AT SEPT. 30, 2008
                        ----------------------------------------------------------
                             LEVEL 1        LEVEL 2
                          QUOTED PRICES      OTHER        LEVEL 3
                            IN ACTIVE     SIGNIFICANT   SIGNIFICANT
                           MARKETS FOR     OBSERVABLE  UNOBSERVABLE
DESCRIPTION             IDENTICAL ASSETS     INPUTS       INPUTS         TOTAL
----------------------------------------------------------------------------------
Investments in
  securities               $827,188,386    $3,502,816       $--       $830,691,202




HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
18  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

STATEMENT OF ASSETS AND LIABILITIES  -------------------------------------------
SEPT. 30, 2008 (UNAUDITED)


ASSETS
Investments in securities, at value
  Unaffiliated issuers (identified cost $792,211,660)              $806,234,840
  Affiliated money market fund (identified cost $24,456,362)         24,456,362
-------------------------------------------------------------------------------
Total investments in securities (identified cost $816,668,022)      830,691,202
Cash                                                                     15,424
Capital shares receivable                                               236,066
Dividends and accrued interest receivable                             1,222,778
-------------------------------------------------------------------------------
Total assets                                                        832,165,470
-------------------------------------------------------------------------------

LIABILITIES
Capital shares payable                                                1,146,296
Payable for investment securities purchased                             399,579
Accrued investment management services fees                              11,271
Accrued distribution fees                                               380,486
Accrued transfer agency fees                                              1,664
Accrued administrative services fees                                      1,259
Accrued plan administration services fees                                 5,156
Other accrued expenses                                                  113,753
-------------------------------------------------------------------------------
Total liabilities                                                     2,059,464
-------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $830,106,006
-------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $    788,821
Additional paid-in capital                                          788,717,611
Undistributed net investment income                                     880,966
Accumulated net realized gain (loss)                                 25,695,428
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                         14,023,180
-------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $830,106,006
-------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $730,983,804           69,484,427                      $10.52(1)
Class B                     $ 82,677,510            7,832,194                      $10.56
Class C                     $  4,846,485              463,835                      $10.45
Class I                     $      5,773                  548                      $10.53
Class R2                    $      3,936                  374                      $10.52
Class R3                    $    124,068               11,786                      $10.53
Class R4                    $ 11,456,498            1,088,225                      $10.53
Class R5                    $      3,936                  374                      $10.52
Class W                     $      3,996                  380                      $10.52
-----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $11.16. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  19

STATEMENT OF OPERATIONS  -------------------------------------------------------
SIX MONTHS ENDED SEPT. 30, 2008 (UNAUDITED)


INVESTMENT INCOME
Income:
Dividends                                                     $  12,257,330
Interest                                                             72,009
Income distributions from affiliated money market fund              117,125
Fee income from securities lending                                   59,412
  Less foreign taxes withheld                                      (210,103)
---------------------------------------------------------------------------
Total income                                                     12,295,773
---------------------------------------------------------------------------
Expenses:
Investment management services fees                               3,003,829
Distribution fees
  Class A                                                         1,060,434
  Class B                                                           546,272
  Class C                                                            27,459
  Class R2                                                               11
  Class R3                                                              175
  Class W                                                                 6
Transfer agency fees
  Class A                                                           695,236
  Class B                                                            95,900
  Class C                                                             4,656
  Class R2                                                                2
  Class R3                                                               35
  Class R4                                                            3,121
  Class R5                                                                2
  Class W                                                                 4
Administrative services fees                                        280,303
Plan administration services fees
  Class R2                                                                6
  Class R3                                                              175
  Class R4                                                           15,607
Compensation of board members                                        10,787
Custodian fees                                                       35,890
Printing and postage                                                 82,310
Registration fees                                                    22,390
Professional fees                                                    16,950
Other                                                                17,927
---------------------------------------------------------------------------
Total expenses                                                    5,919,487
  Expenses waived/reimbursed by the Investment Manager and
    its affiliates                                                   (2,359)
  Earnings and bank fee credits on cash balances                    (13,330)
---------------------------------------------------------------------------
Total net expenses                                                5,903,798
---------------------------------------------------------------------------
Investment income (loss) -- net                                   6,391,975

---------------------------------------------------------------------------


--------------------------------------------------------------------------------
20  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                       $ (20,557,404)
  Foreign currency transactions                                        (230)
---------------------------------------------------------------------------
Net realized gain (loss) on investments                         (20,557,634)
Net change in unrealized appreciation (depreciation) on
  investments
  and on translation of assets and liabilities in foreign
  currencies                                                    (94,621,804)
---------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies          (115,179,438)
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                  $(108,787,463)
---------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  21

STATEMENTS OF CHANGES IN NET ASSETS  -------------------------------------------


                                                              SIX MONTHS ENDED      YEAR ENDED
                                                                SEPT. 30, 2008  MARCH 31, 2008
                                                                   (UNAUDITED)
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                 $    6,391,975  $   11,942,301
Net realized gain (loss) on investments                            (20,557,634)     99,299,854
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities
  in
  foreign currencies                                               (94,621,804)   (149,217,048)
----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                      (108,787,463)    (37,974,893)
----------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                         (5,254,989)    (12,771,557)
    Class B                                                           (238,063)       (709,444)
    Class C                                                            (14,680)        (32,035)
    Class I                                                                (82)           (248)
    Class R2                                                               (27)            (58)
    Class R3                                                              (807)            (70)
    Class R4                                                           (91,250)       (188,713)
    Class R5                                                               (36)            (84)
    Class W                                                                (28)            (64)
  Net realized gain
    Class A                                                                 --     (55,263,623)
    Class B                                                                 --      (7,893,437)
    Class C                                                                 --        (347,198)
    Class I                                                                 --            (827)
    Class R2                                                                --            (289)
    Class R3                                                                --            (289)
    Class R4                                                                --        (750,782)
    Class R5                                                                --            (289)
    Class W                                                                 --            (294)
----------------------------------------------------------------------------------------------
Total distributions                                                 (5,599,962)    (77,959,301)

----------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
22  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


                                                              SIX MONTHS ENDED      YEAR ENDED
                                                                SEPT. 30, 2008  MARCH 31, 2008
                                                                   (UNAUDITED)
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                $   58,084,867  $   86,398,365
  Class B shares                                                     4,548,473       9,075,614
  Class C shares                                                       723,288         842,963
  Class R3 shares                                                        2,030         132,865
  Class R4 shares                                                    2,720,211       4,797,300
Reinvestment of distributions at net asset value
  Class A shares                                                     5,132,886      66,758,204
  Class B shares                                                       233,447       8,470,890
  Class C shares                                                        13,461         367,740
  Class R3 shares                                                          781              --
  Class R4 shares                                                       91,250         939,495
Payments for redemptions
  Class A shares                                                   (95,215,040)   (225,517,900)
  Class B shares                                                   (30,667,493)    (71,493,934)
  Class C shares                                                      (551,651)     (1,503,718)
  Class I shares                                                        (6,000)             --
  Class R4 shares                                                   (1,888,753)     (3,884,505)
----------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
  transactions                                                     (56,778,243)   (124,616,621)
----------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                           (171,165,668)   (240,550,815)
Net assets at beginning of period                                1,001,271,674   1,241,822,489
----------------------------------------------------------------------------------------------
Net assets at end of period                                     $  830,106,006  $1,001,271,674
----------------------------------------------------------------------------------------------
Undistributed net investment income                             $      880,966  $       88,953
----------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  23

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(h)          2008         2007         2006         2005
Net asset value, beginning of period                $11.97       $13.43       $12.16       $10.12        $9.17
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .08(b)       .15(b)       .14          .12          .15
Net gains (losses) (both realized and
 unrealized)                                         (1.45)        (.66)        1.27         2.03          .94
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.37)        (.51)        1.41         2.15         1.09
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.08)        (.18)        (.14)        (.11)        (.14)
Distributions from realized gains                       --         (.77)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.08)        (.95)        (.14)        (.11)        (.14)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.52       $11.97       $13.43       $12.16       $10.12
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $731         $863       $1,038         $928         $865
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                              1.13%(e)       1.06%        1.09%        1.16%        1.11%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                       1.40%(e)       1.09%        1.13%        1.04%        1.46%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%          28%          25%
--------------------------------------------------------------------------------------------------------------
Total return(f)                                    (11.53%)(g)   (4.39%)      11.67%       21.31%       11.96%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Sept. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after reduction for earnings and bank fee credits was 1.05% for the year ended March 31, 2008.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) Total return does not reflect payment of a sales charge.
(g) Not annualized.
(h) Six months ended Sept. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
24  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(h)          2008         2007         2006         2005
Net asset value, beginning of period                $12.01       $13.46       $12.19       $10.14        $9.18
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .04(b)       .05(b)       .04          .01          .07
Net gains (losses) (both realized and
 unrealized)                                         (1.46)        (.66)        1.27         2.06          .95
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.42)        (.61)        1.31         2.07         1.02
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.03)        (.07)        (.04)        (.02)        (.06)
Distributions from realized gains                       --         (.77)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.03)        (.84)        (.04)        (.02)        (.06)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.56       $12.01       $13.46       $12.19       $10.14
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $83         $121         $185         $226         $275
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                              1.89%(e)       1.82%        1.86%        1.92%        1.88%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                        .61%(e)        .33%         .35%         .28%         .69%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%          28%          25%
--------------------------------------------------------------------------------------------------------------
Total return(f)                                    (11.86%)(g)   (5.07%)      10.77%       20.39%       11.16%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Sept. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after reduction for earnings and bank fee credits was 1.81% for the year ended March 31, 2008.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) Total return does not reflect payment of a sales charge.
(g) Not annualized.
(h) Six months ended Sept. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  25

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(h)          2008         2007         2006         2005
Net asset value, beginning of period                $11.89       $13.34       $12.09       $10.06        $9.12
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .04(b)       .05(b)       .06          .02          .07
Net gains (losses) (both realized and
 unrealized)                                         (1.45)        (.66)        1.24         2.03          .93
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.41)        (.61)        1.30         2.05         1.00
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.03)        (.07)        (.05)        (.02)        (.06)
Distributions from realized gains                       --         (.77)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.03)        (.84)        (.05)        (.02)        (.06)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.45       $11.89       $13.34       $12.09       $10.06
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $5           $5           $6           $4           $3
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                              1.88%(e)       1.82%        1.84%        1.92%        1.88%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                        .65%(e)        .34%         .38%         .28%         .69%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%          28%          25%
--------------------------------------------------------------------------------------------------------------
Total return(f)                                    (11.86%)(g)   (5.07%)      10.81%       20.43%       11.05%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Sept. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after reduction for earnings and bank fee credits was 1.81% for the year ended March 31, 2008.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) Total return does not reflect payment of a sales charge.
(g) Not annualized.
(h) Six months ended Sept. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
26  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(g)          2008         2007         2006         2005
Net asset value, beginning of period                $11.99       $13.45       $12.18       $10.13        $9.18
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(b)       .21(b)       .20          .18          .19
Net gains (losses) (both realized and
 unrealized)                                         (1.47)        (.67)        1.26         2.02          .94
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.36)        (.46)        1.46         2.20         1.13
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.10)        (.23)        (.19)        (.15)        (.18)
Distributions from realized gains                       --         (.77)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.10)       (1.00)        (.19)        (.15)        (.18)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.53       $11.99       $13.45       $12.18       $10.13
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                               .72%(e)        .65%         .67%         .72%         .67%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                       1.80%(e)       1.50%        1.54%        1.48%        1.89%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%          28%          25%
--------------------------------------------------------------------------------------------------------------
Total return                                       (11.40%)(f)   (3.99%)      12.11%       21.90%       12.45%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) Not annualized.
(g) Six months ended Sept. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  27

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS R2


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(j)          2008     2007(b)
Net asset value, beginning of period                $11.98       $13.43       $13.36
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .07(c)       .13(c)       .10
Net gains (losses) (both realized and
 unrealized)                                         (1.46)        (.65)         .04
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.39)        (.52)         .14
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.07)        (.16)        (.07)
Distributions from realized gains                       --         (.77)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.07)        (.93)        (.07)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.52       $11.98       $13.43
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
--------------------------------------------------------------------------------------------------------------

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                       1.56%(f)       1.46%        1.38%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                   1.31%(f)       1.21%        1.38%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                       1.21%(f)        .94%         .81%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%
--------------------------------------------------------------------------------------------------------------
Total return                                       (11.64%)(i)   (4.45%)       1.04%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(i) Not annualized.
(j) Six months ended Sept. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


CLASS R3


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(j)          2008     2007(b)
Net asset value, beginning of period                $11.98       $13.43       $13.36
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .08(c)       .12(c)       .11
Net gains (losses) (both realized and
 unrealized)                                         (1.46)        (.61)         .04
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.38)        (.49)         .15
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.07)        (.19)        (.08)
Distributions from realized gains                       --         (.77)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.07)        (.96)        (.08)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.53       $11.98       $13.43
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                       1.26%(f)       1.37%        1.12%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                   1.25%(f)       1.12%        1.12%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                       1.28%(f)       1.06%        1.08%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%
--------------------------------------------------------------------------------------------------------------
Total return                                       (11.57%)(i)   (4.22%)       1.11%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Sept. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.10% for the year ended March 31, 2008.
(i) Not annualized.
(j) Six months ended Sept. 30, 2008 (Unaudited).
The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  29

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(i)          2008         2007         2006         2005
Net asset value, beginning of period                $11.98       $13.44       $12.17       $10.13        $9.18
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .09(b)       .17(b)       .16          .15          .17
Net gains (losses) (both realized and
 unrealized)                                         (1.45)        (.66)        1.27         2.02          .94
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.36)        (.49)        1.43         2.17         1.11
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.09)        (.20)        (.16)        (.13)        (.16)
Distributions from realized gains                       --         (.77)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.09)        (.97)        (.16)        (.13)        (.16)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.53       $11.98       $13.44       $12.17       $10.13
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $11          $12          $12          $13           $8
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                       1.01%(e)        .97%         .94%         .98%         .94%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f),(g)                    .97%(e)        .93%         .93%         .98%         .94%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                       1.56%(e)       1.22%        1.28%        1.22%        1.61%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%          28%          25%
--------------------------------------------------------------------------------------------------------------
Total return                                       (11.44%)(h)   (4.24%)      11.83%       21.51%       12.16%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(h) Not annualized.
(i) Six months ended Sept. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
30  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


CLASS R5


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(h)          2008     2007(b)
Net asset value, beginning of period                $11.98       $13.43       $13.36
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .10(c)       .20(c)       .13
Net gains (losses) (both realized and
 unrealized)                                         (1.46)        (.65)         .04
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.36)        (.45)         .17
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.10)        (.23)        (.10)
Distributions from realized gains                       --         (.77)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.10)       (1.00)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.52       $11.98       $13.43
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                               .81%(f)        .71%         .70%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                       1.72%(f)       1.44%        1.55%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%
--------------------------------------------------------------------------------------------------------------
Total return                                       (11.44%)(g)   (3.98%)       1.25%(g)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) Not annualized.
(h) Six months ended Sept. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  31

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS W


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(h)          2008     2007(b)
Net asset value, beginning of period                $11.98       $13.43       $13.17
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .08(c)       .14(c)       .12
Net gains (losses) (both realized and
 unrealized)                                         (1.47)        (.65)         .22
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.39)        (.51)         .34
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.07)        (.17)        (.08)
Distributions from realized gains                       --         (.77)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.07)        (.94)        (.08)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $10.52       $11.98       $13.43
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                              1.19%(f)       1.12%        1.03%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                       1.34%(f)       1.03%        1.14%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 8%          25%          37%
--------------------------------------------------------------------------------------------------------------
Total return                                       (11.62%)(g)   (4.36%)       2.59%(g)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 1, 2006 (inception date) to March 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) Not annualized.
(h) Six months ended Sept. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
32  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------
(UNAUDITED AS TO SEPT. 30, 2008)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Equity Value Fund (the Fund) is a series of RiverSource Strategy Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Strategy Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities that may provide income, offer the opportunity for long-term capital appreciation, or both.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

- Class W shares are sold without a front-end sales charges or CDSC and are offered through qualifying discretionary accounts.

At Sept. 30, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) owned 100% of Class I, Class R2, Class R5 and Class W shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  33

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


VALUATION OF SECURITIES
Effective April 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. There was no impact to the Fund's net assets or results of operations upon adoption. The fair valuation measurement disclosure can be found following the Notes to Portfolio of Investments.

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, take into consideration such factors as current quotations by brokers/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably

--------------------------------------------------------------------------------
34  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------




reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value.

ILLIQUID SECURITIES
At Sept. 30, 2008, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. The aggregate value of such securities at Sept. 30, 2008 was $1,703,000 representing 0.21% of net assets. These securities may be valued at fair value according to procedures approved, in good faith, by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At Sept. 30, 2008, and for the six months then ended, the Fund had no outstanding option contracts.


--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures and options on futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At Sept. 30, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations. At Sept. 30, 2008, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service

--------------------------------------------------------------------------------
36  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of re-characterization of REIT distributions, investments in partnerships, and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

RECENT ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for periods beginning after Nov. 15, 2008. As of Sept. 30, 2008, management does not believe the adoption of SFAS 161 will impact the

--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

DIVIDENDS TO SHAREHOLDERS
Dividends from net investment income, declared and paid each calendar quarter, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.53% to 0.40% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Large-Cap Value Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the management fee by $480,207 for the six months ended Sept. 30, 2008. The management fee for the six months ended Sept. 30, 2008 was 0.62% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase. The fee for the six months ended Sept. 30, 2008 was 0.06% of the Fund's average daily net assets.


--------------------------------------------------------------------------------
38  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the six months ended Sept. 30, 2008, other expenses paid to this company were $978.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up

--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $2,010,000 and $44,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of July 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $176,658 for Class A, $41,911 for Class B and $418 for Class C for the six months ended Sept. 30, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the six months ended Sept. 30, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class R4............................................  0.97%


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class R4..........................................  $2,034


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2...........................................  $  6
Class R3...........................................     8
Class R4...........................................   311


The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until March 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, will not exceed the following percentage of the Fund's average daily net assets:

Class R4............................................  0.88%


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and nonaffiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own

--------------------------------------------------------------------------------
40  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



    different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the six months ended Sept. 30, 2008, the Fund's custodian and transfer agency fees were reduced by $13,330 as a result of earnings credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $79,679,078 and $151,173,739, respectively, for the six months ended Sept. 30, 2008. Realized gains and losses are determined on an identified cost basis.

Income from securities lending amounted to $59,412 for the six months ended Sept. 30, 2008. Expenses paid to the Investment Manager as securities lending agent were $596 for the six months ended Sept. 30, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due. At Sept. 30, 2008, the Fund had no securities out on loan.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:


                                    SIX MONTHS ENDED SEPT. 30, 2008
                                   ISSUED FOR
                                   REINVESTED                        NET
                         SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
--------------------------------------------------------------------------------
Class A               4,960,828      450,768     (7,986,134)      (2,574,538)
Class B                 380,268       20,368     (2,639,609)      (2,238,973)
Class C                  59,708        1,192        (46,041)          14,859
Class I                      --           --           (522)            (522)
Class R3                    168           69             --              237
Class R4                230,141        8,021       (158,987)          79,175
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


                                       YEAR ENDED MARCH 31, 2008
                                   ISSUED FOR
                                   REINVESTED                        NET
                         SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
--------------------------------------------------------------------------------
Class A               6,075,091    5,074,478    (16,434,856)      (5,285,287)
Class B                 655,436      643,853     (4,992,302)      (3,693,013)
Class C                  61,671       28,236       (111,329)         (21,422)
Class R3                 11,175           --             --           11,175
Class R4                343,185       71,388       (286,068)         128,505
--------------------------------------------------------------------------------


5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $89,508,767 and $76,363,631, respectively, for the six months ended Sept. 30, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Sept. 30, 2008, can be found in the Portfolio of Investments.

6. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Under the prior credit facility, the collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Under the prior credit facility, interest was charged to each Fund based on its borrowings at a rate equal to the

--------------------------------------------------------------------------------
42  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------




federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. Under the prior credit facility, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. The Fund had no borrowings during the six months ended Sept. 30, 2008.

7. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal

--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------



proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG). In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and the distributor of the Seligman Funds, Seligman Advisors, Inc., relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc., Seligman Data Corp. (transfer agent for the Seligman Funds) and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit. Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and

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44  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

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other registered investment companies. Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


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                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  45

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource Investments provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds").

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2008, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the IMS Agreement. At the April 9-10, 2008 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource Investments: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, particularly in the areas of trading systems, new product initiatives, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services

--------------------------------------------------------------------------------
46  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



being performed under the IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance met expectations.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was below the peer group's median expense ratio shown in the reports. The Board also considered the Fund's performance incentive adjustment and noted its continued appropriateness. Based on its review, the Board concluded that the

--------------------------------------------------------------------------------
                     RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT  47

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------



Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
48  RIVERSOURCE EQUITY VALUE FUND -- 2008 SEMIANNUAL REPORT

NOTES --------------------------------------------------------------------------




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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.


ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian Equity Fund
RiverSource 130/30 U.S. Equity Fund
RiverSource Absolute Return Currency and Income Fund
Threadneedle Global Extended Alpha Fund
ADVICE-BUILT(SM) SOLUTIONS

RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic Income Fund
RiverSource Income Builder Enhanced Income Fund
RiverSource Income Builder Moderate Income Fund

RIVERSOURCE PORTFOLIO BUILDER SERIES
RiverSource Portfolio Builder Aggressive Fund
RiverSource Portfolio Builder Conservative Fund
RiverSource Portfolio Builder Moderate Fund
RiverSource Portfolio Builder Moderate Aggressive Fund
RiverSource Portfolio Builder Moderate Conservative Fund
RiverSource Portfolio Builder Total Equity Fund

RIVERSOURCE RETIREMENT PLUS(R) SERIES
RiverSource Retirement Plus 2010 Fund
RiverSource Retirement Plus 2015 Fund
RiverSource Retirement Plus 2020 Fund
RiverSource Retirement Plus 2025 Fund
RiverSource Retirement Plus 2030 Fund
RiverSource Retirement Plus 2035 Fund
RiverSource Retirement Plus 2040 Fund
RiverSource Retirement Plus 2045 Fund

RIVERSOURCE STRATEGIC ALLOCATION FUND

SINGLE-STRATEGY FUNDS

GROWTH FUNDS
RiverSource Partners Aggressive Growth Fund
RiverSource Disciplined Large Cap Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Partners Small Cap Growth Fund

BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage Fund
RiverSource Partners Small Cap Equity Fund
RiverSource Small Company Index Fund

VALUE FUNDS
RiverSource Balanced Fund
RiverSource Disciplined Large Cap Value Fund
RiverSource Disciplined Small Cap Value Fund
RiverSource Diversified Equity Income Fund
RiverSource Dividend Opportunity Fund
RiverSource Equity Value Fund
RiverSource Partners Fundamental Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Value Fund

GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined International Equity Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
Threadneedle Global Equity Income Fund
RiverSource Partners International Select Growth Fund
Threadneedle International Opportunity Fund
RiverSource Partners International Select Value Fund
RiverSource Partners International Small Cap Fund


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THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities Fund
RiverSource Inflation Protected Securities Fund
RiverSource Limited Duration Bond Fund
RiverSource Short Duration U.S. Government Fund
RiverSource Strategic Income Allocation Fund
RiverSource U.S. Government Mortgage Fund

TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt Fund
RiverSource Intermediate Tax-Exempt Fund
RiverSource Minnesota Tax-Exempt Fund
RiverSource New York Tax-Exempt Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income Fund
RiverSource Tax-Exempt Money Market Fund**



You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.


--------------------------------------------------------------------------------
                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

RIVERSOURCE EQUITY VALUE FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., Member FINRA, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C) 2008 RiverSource Distributors, Inc.                           S-6481 R (11/08)